M Fund, Inc.
                          Form: N-SAR December 31, 1997
                       Item 77-Q Incorporated by Reference

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                               Item 77-Q1 Exhibits

The following exhibits were included in a matter submitted to a vote of security holders during the year ended 12/31/97 and are being Incorporated by Reference. The actual filing is identified below.

List of exhibits incorporated by reference:

New Advisory Agreement: Between M Funds, Inc.and M Financial Investment Advisors, Inc.

New Investment Sub-Advisory Agreements between:
         M Financial Investment Advisors, Inc and Edinburgh Fund Managers plc M Financial Investment Advisors, Inc and Franklin Portfolio Asociates LLC M Financial Investment Advisors, Inc and Frontier Capital Management Company, Inc. M Financial Investment Advisors, Inc
         and  Turner Investment Partners, Inc.
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                               Form type: DEFS14A
                          Date Filed: November 21, 1997